                                                                 COMMISSION FILE
                                                                             NO.
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM S-8
                                   __________

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        ALABAMA NATIONAL BANCORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                   63-0947255
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                            1927 First Avenue North
                           Birmingham, Alabama  35203
                    (Address of Principal Executive Offices)
             ALABAMA NATIONAL BANCORPORATION 1994 STOCK OPTION PLAN
                            (Full title of the plan)
                                   __________
                              John H. Holcomb, III
                                Chairman and CEO
                            1927 First Avenue North
                           Birmingham, Alabama  35203
                    (Name and address of agent for service)
                                 (205) 583-3654
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                         Jack P. Stephenson, Jr., Esq.
                                 Burr & Forman
                                P. O. Box 830719
                        Birmingham, Alabama  35283-0719

                        CALCULATION OF REGISTRATION FEE

Title of                                   Proposed                 Proposed
Securities                Amount           Maximum                  Maximum                   Amount of
to be                     to be            Offering Price           Aggregate                 Registration
Registered                Registered       Per Share*               Offering Price            Fee
- ----------                ----------       --------------           --------------            ------------
Common Stock
par value                 150,331          $10.00                   $1,503,310.00             $518.38
$1.00                      50,568           13.00                      657,384.00              226.68
                                                                                               ------
                                                                                              $745.06

____________________________
*Calculation based upon exercise price in accordance with Rule 457(h) of the Securities and Exchange Commission. This Registration Statement shall become effective in accordance with Rule 462 under the Securities Act of 1933.

                                                                    Page 1 of 12
                                                     Index to Exhibits on Page 7

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, filed with, or furnished to, the Commission, or information included therein, are incorporated herein by reference:

         (a) The Company's latest Annual Report filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or any later Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report or the Prospectus referred to in (a) above.

         (c) The description of the common stock registered under Section 12 of the Securities Exchange Act of 1934 contained in the registration statement filed under such Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company contains a provision which, subject to certain exceptions described below, eliminates the liability of a director to the Company or its stockholders for monetary damages for any breach of duty as a director. This provision does not eliminate the liability of the director (i) for violations of his duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Corporation Law") relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Bylaws of the Company require the Company to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the Company or any other corporation, including the Banks, for which he served as such at the request of the Company. Directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of the Company's Certificate of Incorporation described in the preceding paragraph. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the direct of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

         In addition to the Bylaws of the Company, Section 145(c) of the Delaware Corporation Law requires the Company to indemnify any director who has been successful on the merits or otherwise in defending any proceeding described above. The Delaware Corporation Law also provides that a court may order indemnification of a director if it determines that the director is fairly and reasonably entitled to such indemnification.

         The Board of Directors of the Company also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended indemnification rights to all of its executive officers.

         The Company has the power, under the Bylaws, to obtain insurance on behalf of any director, officer, employee, or agent of the Company against any liability asserted against or incurred by such person in any such capacity, whether or not the Company has the power to indemnify such person against such liability at that time under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED     Not applicable.

ITEM 8.  EXHIBITS

         4.1     Certificate of Incorporation of Alabama National BanCorporation

         4.2     By-laws of Alabama National BanCorporation

         4.3     Form of Common Stock Certificate

         4.4     Alabama National BanCorporation 1994 Stock Option Plan

         5       Opinion of Burr & Forman

         23.1    Consent of Ernst & Young LLP

         23.2    Consent of Coopers & Lybrand LLP

         23.3    Consent of Burr & Forman (included in Exhibit 5)

         99 Corporations whose employees are eligible to participate in the Plan.


ITEM 9.  UNDERTAKINGS

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the

                 Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses paid or incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Birmingham, State of Alabama, on this the 9th day of July, 1996.


                                        ALABAMA NATIONAL BANCORPORATION

                                        By: /s/ John H. Holcomb, III
                                           ---------------------------------
                                          John H. Holcomb, III, Chairman and CEO


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints John H. Holcomb, III, his true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                     Date

  /s/ John H. Holcomb, III                                   Chairman, Chief            July 1, 1996
 ----------------------------------------                    Executive Officer and
 John H. Holcomb, III                                        Director (principal
                                                             executive officer)

  /s/ Frank W. Whitehead                                     Chief Financial            July 1, 1996
 ----------------------------------------                    Officer, Principal
 Frank W. Whitehead                                          Accounting Officer
                                                             and Director

  /s/ James R. Andrews                                       Director                   July 1, 1996
 ----------------------------------------
 James R. Andrews, M.D.


 ----------------------------------------                    Director                   July        , 1996
 T. Morris Hackney                                                                           ------



                 Signature                                    Title                         Date

 ----------------------------------------                    Director                   July       , 1996
 John D. Johns                                                                               ------


 ----------------------------------------                    Director                   July        , 1996
 C. Phillip McWane                                                                           -------


 ----------------------------------------                    Director                   July        , 1996
 Drayton Nabers, Jr.                                                                         ------


 /s/ Victor E. Nichol, Jr
- -----------------------------------------                    Director                   July 1, 1996
Victor E. Nichol, Jr.


 /s/ G. Ruffner Page, Jr.
- -----------------------------------------                    Director                   July 1, 1996
G. Ruffner Page, Jr.


 /s/ W. Stancil Starnes
- -----------------------------------------                    Director                   July 1, 1996
W. Stancil Starnes


- -----------------------------------------                    Director                   July       , 1996
William V. Muse, Ph.D.                                                                       ------


 /s/ James Mailon Kent, Jr.                                  Director                   July 2 , 1996
- -----------------------------------------
James Mailon Kent, Jr.


 /s/ Ronald W. Orso                                          Director                   July 2, 1996
- -----------------------------------------
Ronald W. Orso, M.D.

                                 EXHIBIT INDEX

EXHIBIT                                                                            PAGE
- -------                                                                            ----
   4.1     Articles of Incorporation*                                              - -

   4.2     By-laws, as amended*                                                    - -

   4.3     Form of Common Stock Certificate*                                       - -

   4.4     Alabama National BanCorporation 1994 Stock Option Plan*                 - -

   5       Opinion of Burr & Forman                                                  8

   23.1    Consent of Ernst & Young LLP                                             10

   23.2    Consent of Coopers & Lybrand LLP                                         11

   23.3    Consent of Burr & Forman (included in Exhibit 5)                        - -

   99      Corporations whose employees are eligible to participate                 12
           in the Plan

___________________________


         * Filed as an exhibit to the Company's Registration Statement on Form S-1 (Commission File No. 33-83800) and incorporated herein by reference pursuant to Rule 12b-32 of the Securities and Exchange Commission.